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                                                                  Exhibit 10(28)


Ukrainian and English versions carry equal forces.
Ukrainian translation omitted.

                                                                           Annex

                                    AMENDMENT
                               OF CLAUSE 9.3.1 OF
                         AMENDMENTS OF AND ADDITIONS TO
                      THE AGREEMENT NO 01 OF MARCH 20, 1998
                     ON JOINT INVESTMENT PRODUCTION ACTIVITY
       FOR DEVELOPMENT AND FURTHER EXPLORATION OF THE BUGRUVATIVSKE FIELD
                       WITHOUT CREATION OF A LEGAL ENTITY

City of Kyiv
                                                               September 17 2002

The Participants to the Agreement No 01 of March 20, 1998 on Joint Investment Production Activity for development and further exploration of the Bugruvativske Field without creation of a legal entity, namely:

      the Open Joint Stock Company "Ukrnafta" (hereinafter referred to as Ukrnafta or "Participant 1"), represented by its Chairman of the Board Mr. Petro Mykolayovych Demchenko, authorized by the Charter, on the one part, the Canadian Company "Lateral Vector Resources Inc." (hereinafter referred to as "LVR" or "Participant 2"), represented by its President and Chief Executive Officer Dr. David Robson, authorized by the Articles of Association, on the other part, and the Closed Joint Stock Company "IPEC" (hereinafter referred to as "IPEC" or "Participant 3"), represented by its Interim Executive Chairman of the Board Mr. Victor Stepanovych Chudnovets, authorized by the Nharter, on the third part who hereinafter shall be referred to individually as "the Participant" and collectively as "the Participants", have agreed that the following amendment be incorporated into Clause 9.3.1 of the Amendments of and Additions to the Agreement No 01 of March 20, 1998 on Joint Investment Production Activity for development and further exploration of the Bugruvativske Field without creation of a legal entity

The last sentence of the above mentioned Clause 9.3.1 shall have the following wording: ((...In this case Participants 2 and 3 who took part in HRO shall be paid from the Separate Balance Sheet of Joint Activity an amount two times greater and Participant 1 an amount four times greater than the actual costs he
(they) incurred)).

JOINT STOCK COMPANY "UKRNAFTA"
Certificate ___________, ZKPU Code ___________
Taxpayer Index _____________________
3-5 Nestorivska by-street, Kyiv 04053, Ukraine
Telephone: 38-044-226-34-22
Fax: 38-044-212-59-22

LATERAL VECTOR RESOURCES INC.
C/O Cox Hanson O'Reilly Matheson
400 Phoenix Square
371 Queen Street
Fredricton
New Brunswick E3B 4Y4
Copy by fax to: Lateral Vector Resources Inc.
Guernsey Office Fax No +44 1481 729982

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CLOSED JOINT STOCK COMPANY "IPEC"
Certificate 37503783, ZKPU Code 30057276
Taxpayer Index 300572726103
32 Panfilovtsiv Street, Kyiv 01015, Ukraine
Telephone: 38-044-490-12-09
Fax: 38-044-490-12-94
Settlement account 26000000520000
at Bank Credit Lyonnais Ukraine
MFO 300379




FOR AND ON BEHALF OF OJSC (( UKRNAFTA ))


/s/P.M.Demchenko_______________________
D.M. Demchenko
Chairman of the Board




FOR AND ON BEHALF OF((LATERAL VECTOR RESOURCES INC.))


/s/Dr David Robson_________________________
Dr. David Robson
President and Chief Executive Officer


FOR AND ON BEHALF OF CJSC ((IPEC))


/s/V.S.Chudnovets_________________________
V.S. Chudnovets
Chairman of the Board


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